                                                                  EXHIBIT 10.15

                              SECOND AMENDMENT TO
                          SECOND AMENDED AND RESTATED
                               CREDIT AGREEMENT

  THIS SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this "Second Amendment") is made and dated as of August 22, 1996, to be effective as of June 27, 1996 (the "Effective Date") among SUNRISE MEDICAL, INC., a Delaware corporation (the "Borrower"), the subsidiaries of Borrower signatory hereto as "Subsidiary Borrowers" or "Guarantors," the lenders (the "Lenders") party to the Second Amended and Restated Credit Agreement referred to below, and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Agent (the "Agent") and amends that certain Second Amended and Restated Credit Agreement dated as of September 29, 1995 among the parties hereto as amended by a First Amendment to Second Amended and Restated Credit Agreement and Waiver dated as of May 2, 1996 (as so amended, the "Agreement").

                                    RECITAL

  The Borrower has requested that the Agent and Lenders amend certain covenants in the Agreement, and the Agent and the Lenders are willing to agree thereto on the terms and conditions set forth herein.

  NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

  1. Terms. All terms used herein shall have the same meanings as in the Agreement unless otherwise defined herein. All references to the Agreement herein, in the Agreement, in the Notes and in any other Loan Documents shall mean the Agreement as hereby amended.

  2. Amendments to Agreement. The Loan Parties, the Lenders and the Agent hereby agree that the Agreement is amended as of the Effective Date as follows:

  2.1 The definition of "Adjusted Cash Flow" in Section 1.01 of the Agreement is amended and restated in its entirety as follows:

    "Adjusted Cash Flow' means, as of the last day of any Fiscal Quarter, Consolidated Net Income for the four Fiscal Quarters then ending plus (a) depreciation, amortization and other non-Cash expenses (but excluding deferred taxes), non-Cash amounts relating to non-recurring items to the extent that they will not result in a future cash outflow, and the after-tax amount of up to $19,000,000 in pre-tax non-recurring charges incurred during the Fiscal Quarter ended June 28, 1996 which will result in a future cash outflow, of Borrower and its Subsidiaries for that fiscal period, plus
  (b) Interest Charges expensed during that fiscal period, minus (c) Capital Expenditures made by Borrower or any Subsidiary during that fiscal period net of asset dispositions in the ordinary course of business, and minus (d) the aggregate dividends made by Borrower to its shareholders and by any Subsidiary which is not a Wholly-Owned Subsidiary to its minority shareholders, during that fiscal period. Each of the foregoing components of Adjusted Cash Flow shall be computed without duplication and, in the case of clauses (a) and (b), only to the extent included in determining Consolidated Net Income for such fiscal period."

  2.2 The chart in the definition of "Applicable Margin" in Section 1.01 of the Agreement is amended and restated in its entirety as follows:

                                  EUROCURRENCY
                                  RATE ADVANCE             BASE RATE             COMMIT-
                                     MARGIN                 ADVANCE               MENT
         LEVERAGE RATIO            AND LC FEE               MARGIN                 FEE
         --------------           ------------             ---------             -------
       less than  1.75:1              0.450%                  0.000%               0.150%
       greater than but
       equal to 1.75:1
       but less than 2.25:1           0.550                   0.000                0.175
       greater than but
       equal to 2.25:1
       but less than 2.75:1           0.625                   0.000                0.200
       greater than but
       equal to 2.75:1
       but less than 3.25:1           0.750                   0.000                0.250
       greater than but
       equal to 3.25:1
       but less than 3.50:1           1.000                   0.000                0.300
       greater than but
       equal to 3.50:1
       less than but
       equal to l4.25:1               1.250                   0.000                0.375

  2.3 The definition of "Consolidated EBITDA" in Section 1.01 of the Agreement is amended and restated in its entirety as follows:

    "Consolidated EBITDA' means, for any period for the Borrower and its Subsidiaries, an amount equal to the sum of (a) Consolidated Net Income,
  (b) Interest Charges, (c) the amount of taxes, based on or measured by income, used or included in the determination of Consolidated Net Income,
  (d) the amount of depreciation and amortization expense deducted in determining Consolidated Net Income and (e) pre-tax non-recurring charges up to $31,000,000 incurred in the Fiscal Quarter ended June 28, 1996, all determined in conformity with Generally Accepted Accounting Principles."

  2.4 The definition of "Consolidated Tangible Net Worth" in Section 1.01 of the Agreement is amended and restated in its entirety as follows:

    "Consolidated Tangible Net Worth' means, as of any date of determination, Shareholders' Equity of the Borrower and its Subsidiaries on that date, excluding the cumulative translation adjustment reported for each applicable Fiscal Quarter, commencing with the Fiscal Quarter ending March 29, 1996, minus the Adjusted Dollar Equivalent of any Intangible Assets of Borrower and its Subsidiaries on that date plus the after-tax amount of up to $19,000,000 in pre-tax non-recurring charges exclusive of any portion related to the write-off of Intangible Assets incurred in the Fiscal Quarter ended June 28, 1996."

  2.5 Section 2.11 of the Agreement is amended by inserting a new subsection
(c) immediately following subsection (b) as follows:

    "(c) Other Mandatory Prepayments. If the Borrowers are required to make any mandatory prepayments of Advances pursuant to Section 7.01(e) or 7.06(e), the Borrowers shall prepay such advances on the required date (the "prepayment date") together with, in the case of prepayment of Eurocurrency Rate Committed Advances, (i) accrued interest to the date of such prepayment on the principal amounts prepaid and (ii) any additional amount for which the Borrowers shall be obligated pursuant to Section 2.20. Any prepayments pursuant to this section shall be applied first to Base Rate Advances then outstanding and then to Eurocurrency Rate Committed Advances with the shortest Interest Periods remaining; provided, however, that if any prepayment of Eurocurrency Rate Committed Advances on any prepayment date would result in the Borrowers being required to pay any amounts pursuant to Section 2.20, the Borrowers may wait to prepay such Eurocurrency Rate Committed Advances until the earlier of (x) the date the Interest Periods relating to such Eurocurrency Rate Committed Advances expires and (y) 10 days after such prepayment date."

  2.6 Section 7.01 of the Agreement is amended and restated in its entirety as follows:

    "SECTION 7.01 Disposition of Property. Make any Disposition, whether now owned or hereafter acquired, other than:

    "(a) Dispositions of inventory, machinery and equipment in the ordinary course of business;

    "(b) Dispositions of assets, the aggregate net book value of which does not exceed in the aggregate for the Borrower and all Subsidiaries (a) $10,000,000 during Fiscal Year 1997 and (b) $15,000,000 during any Fiscal Year thereafter;

    "(c) Dispositions in connection with Permitted Accounts Receivable
    Financings;

    "(d) Dispositions in connection with sale and leaseback transactions permitted by Section 7.06(e); and

    "(e) the Disposition of all of the assets of the Comfort Clinic division of Bio Clinic Corporation provided that the Advances are prepaid in an amount equal to the net cash proceeds received therefrom, concurrently upon the receipt of such net proceeds, in accordance with
    Section 2.11(c)."

  2.7 Section 7.03(f) of the Agreement is amended and restated in its entirety as follows:

    "(f) the acquisition of Kid-Kart Corporation provided that such Acquisition is a Permitted Acquisition, the total consideration of which therefor does not exceed $8,300,000, of which Indebtedness assumed does not exceed $1,300,000 and the cash portion does not exceed $1,000,000; and"

  2.8 Section 7.06(e) of the Agreement is amended and restated in its entirety as follows:

    "(e) sale and leaseback transactions which, together with operating leases permitted by Section 7.17(b), do not exceed in the aggregate $10,000,000 in aggregate payment obligations in any Fiscal Year, and Liens in connection therewith, provided that the Advances are prepaid in an amount equal to the net Cash proceeds received from such transactions, concurrently upon the receipt thereof, in accordance with
    Section 2.11(c); and"

    "(f) Other Liens securing Indebtedness or incurred in connection with sale and leaseback transactions permitted by Section 7.06(e) where the obligations secured do not exceed 10% of Shareholders' Equity in the aggregate at any time; and"

  2.9 Sections 7.09, 7.10 and 7.11 of the Agreement are amended and restated in their entirety as follows:

    "SECTION 7.09 Leverage Ratio. Permit the Leverage Ratio, as of the end of any Fiscal Quarter, to exceed the following ratio:

                                   MAXIMUM
         FISCAL QUARTER ENDING      RATIO
         ---------------------   ------------
                6/28/96          3.90 to 1.00
                9/27/96          4.15 to 1.00
                12/27/96         4.20 to 1.00
                3/28/97          4.25 to 1.00
                6/27/97          3.40 to 1.00
         9/26/97 and thereafter  3.25 to 1.00

    "SECTION 7.10 Minimum Consolidated Tangible Net Worth. Permit at the end of any Fiscal Quarter Consolidated Tangible Net Worth to be less than

      (a) -$16,000,000 plus (b) 50% of Consolidated Net Income for each Fiscal Quarter ending after June 28, 1996 (not to be reduced by any losses incurred) plus (c) 50% of the net proceeds from the issuance of any equity securities of the Borrower after June 28, 1996 less (d) 50% of the Adjusted Dollar Equivalent of Intangible Assets related to Acquisitions completed after December 27, 1996.

    "SECTION 7.11 Interest Coverage Ratio. Permit the Interest Coverage Ratio, as of the end of any Fiscal Quarter, to be less than the following ratio:

                                MINIMUM
      FISCAL QUARTER ENDING      RATIO
      ---------------------   ------------
             6/28/96          1.50 to 1.00
             9/27/96          1.00 to 1.00
             12/27/96         1.00 to 1.00
             3/28/97          1.00 to 1.00
             6/27/97          1.00 to 1.00
             9/26/97          1.10 to 1.00
             12/26/97         1.40 to 1.00
             3/27/98          1.40 to 1.00
              7/3/98          1.40 to 1.00
      10/2/98 and thereafter  1.75 to 1.00

  2.10 A new Section 7.17 is inserted following Section 7.16 of the Agreement as follows:

    "7.17 Lease Obligations. Create or suffer to exist any obligations for the payment of rent for any property under any lease or agreement to lease, except for:

      "(a) leases of the Borrower and of Subsidiaries in existence on June 27, 1996 and any renewal, replacement, extension or refinancing thereof;

      "(b) additional operating leases entered into by the Borrower or any Subsidiary after June 27, 1996 in the ordinary course of business which, together with sale and leaseback transactions permitted by
    Section 7.06(e), do not exceed in the aggregate $10,000,000 in aggregate payment obligations in any Fiscal Year, and Liens in connection therewith;

      "(c) leases entered into by the Borrower or any Subsidiary after June 27, 1996 pursuant to sale-leaseback transactions permitted under
    Section 7.06(e); and

      "(d) Capital Leases permitted under Section 7.07."

  2.11 Exhibit I (Compliance Certificate) to the Agreement is amended and restated in its entirety as set forth in Exhibit I to this Second Amendment.

  3. Representations and Warranties. Each of the Loan Parties represent and warrant to Lenders and Agent:

  3.1 Authorization. The execution, delivery and performance of this Second Amendment have been duly authorized by all necessary corporate action by each of them and has been duly executed and delivered by each of them.

  3.2 Binding Obligation. This Second Amendment is the legally valid and binding obligation of each Loan Party, enforceable in accordance with its terms against each of them respectively, except as such enforcement may be limited by Debtor Relief Laws or equitable principles relating to the granting of specific performance and other equitable remedies as a matter of judicial discretion.

  3.3 No Legal Obstacle to Agreement. Neither the execution of this Second Amendment, the making by any Borrower of any borrowing under the Agreement, nor the performance of the Agreement has constituted or resulted in or will constitute or result in a breach of the provisions of any Contractual Obligation to which any Loan Party is a party, or the violation of any Requirement of Law, or result in the creation under any agreement or instrument of any security interest, lien, charge, or encumbrance upon any of the assets of any of them. No approval or authorization of any Governmental Agency is required by any Loan Party to permit the execution, delivery or performance by any Loan Party of this Second Amendment, the Agreement, or the transactions contemplated hereby or thereby, or the making of any borrowing under the Agreement.

  3.4 Incorporation of Certain Representations. The representations and warranties set forth in Article 5 of the Agreement, as amended hereby, are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof except to the extent any such representation or warranty is made as of any other date.

  3.5 Default. No Event of Default under the Agreement has occurred and is continuing.

  4. Conditions, Effectiveness. This Second Amendment shall become effective as of the Effective Date subject to the delivery of the following to the Agent in form and substance satisfactory to the Agent:

  4.1 Corporate Resolutions. A copy of a resolution or resolutions passed by the Board of Directors of Borrowers authorizing the amendments to the Agreement herein provided for, certified by the respective Secretary or an Assistant Secretary of such entity as of the date hereof as being in full force and effect on the date hereof.

  4.2 Authorized Signatories. A certificate, dated the date hereof, signed by a Senior Officer of Borrowers as to the incumbency of the person or persons authorized to execute and deliver this Second Amendment and any instrument or agreement required hereunder on behalf of such entity.

  4.3 Approval Fee. An approval fee for the benefit of each Lender approving this Second Amendment by the close of business on August 19, 1996 equal to 0.08% of such Lender's Pro Rata Share of the Total Commitment.

  4.4 Other Evidence. Such other evidence with respect to any Loan Party or any other person as the Agent or any Lender may reasonably request to establish the consummation of the transactions contemplated hereby, the taking of all corporate action in connection with this Second Amendment and the Agreement and the compliance with the conditions set forth herein.

  5. Miscellaneous.

  5.1 Effectiveness of the Agreement and Notes. Except as hereby expressly amended, the Agreement and the Notes shall remain in full force and effect, and are hereby ratified and confirmed in all respects.

  5.2 No Material Adverse Effect. For all purposes of the Agreement, the $31,000,000 in pre-tax non-recurring charges incurred during the Fiscal Quarter ended June 28, 1996, including the settlement of the shareholder litigation disclosed to the Agent and the Lenders prior to the date hereof, shall not be deemed to have resulted in, nor shall they constitute, a Material Adverse Effect.

  5.3 Waivers. This Second Amendment is specific in time and in intent and does not constitute, nor should it be construed as, a waiver of any right, power or privilege under the Agreement or the Notes, or under any agreement, contract, indenture, document or instrument mentioned in the Agreement; nor does it preclude any exercise thereof or the exercise of any other right, power or privilege, nor shall any future waiver of any right, power, privilege or default hereunder, or under any agreement, contract, indenture, document or instrument mentioned in the Agreement or the Notes, constitute a waiver of any other default of the same or of any other term or provision.

  5.4 Counterparts. This Second Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument. This Second Amendment shall not become effective until each Loan Party, the Majority Lenders and the Agent shall have signed a copy hereof, whether the same or counterparts, and the same shall have been delivered to the Agent.

  5.5 Jurisdiction. This Second Amendment, and any instrument or agreement required hereunder, shall be governed by and construed under the laws of the State of California.

  IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed and delivered as of the date first written above.

                                          SUNRISE MEDICAL, INC.

                                          By:__________________________________
                                                      Ted N. Tarbet
                                             Senior Vice President and Chief
                                                    Financial Officer

                                          BIO CLINIC CORPORATION
                                          DEVILBISS HEALTH CARE, INC.
                                          GUARDIAN PRODUCTS, INC.
                                          JAY MEDICAL LTD.
                                          JOERNS HEALTHCARE, INC.
                                          QUICKIE DESIGNS, INC.
                                          SUNMED FINANCE, INC.
                                          SUNMED SERVICE, INC.
                                          SUNRISE MARIN HOLDINGS, INC.

                                          By:__________________________________
                                                      Ted N. Tarbet
                                                       Treasurer

                                          BANK OF AMERICA NATIONAL TRUST AND
                                           SAVINGS ASSOCIATION, as Agent

                                          By:__________________________________
                                                     Charles Graber
                                                     Vice President

                                          BANK OF AMERICA NATIONAL TRUST AND
                                           SAVINGS ASSOCIATION, as a Lender

                                          By:__________________________________
                                                      Yvonne Dennis
                                                     Vice President

                                          NATIONSBANK OF TEXAS, N.A.

                                          By:__________________________________
                                          Name:________________________________
                                          Title:_______________________________

                                          ABN AMRO BANK, Los Angeles
                                           International Branch

                                          By:__________________________________
                                          Name:________________________________
                                          Title:_______________________________

                                          UNION BANK OF CALIFORNIA

                                          By:__________________________________
                                          Name:________________________________
                                          Title:_______________________________

                                          MORGAN GUARANTY TRUST COMPANY OF NEW
                                           YORK

                                          By:__________________________________
                                          Name:________________________________
                                          Title:_______________________________

                                          DEUTSCHE BANK AG, Los Angeles Branch
                                           and/or Cayman Islands Branch

                                          By:__________________________________
                                          Name:________________________________
                                          Title:_______________________________

                                          PNC BANK, N.A.

                                          By:__________________________________
                                          Name:________________________________
                                          Title:_______________________________

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